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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                (Amendment No. 3)

                          _____________________________


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          _____________________________


                                 FPL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Florida                     1-8841                    59-2449419
(State of incorporation or         (Commission              (I.R.S. Employer
       organization)               File Number)            Identification No.)

                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000
                         (Address of principal executive
                          offices, including zip code)

                         _______________________________

       Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be so registered
             -------------------               ---------------------------------
       Preferred Share Purchase Rights               New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

         Securities Act registration statements file numbers to which this form relates: ___________ (if applicable).

         Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         FPL Group, Inc., a Florida corporation (the "Company"), Computershare Investor Services, LLC ("Computershare"), and EquiServe Trust Company, N.A., as successor to Fleet National Bank, a national banking association (formerly known as The First National Bank of Boston) ("EquiServe"), entered into the Third Amendment to Rights Agreement, dated as of January 1, 2004 (the "Third Amendment"), amending the Rights Agreement, dated as of July 1, 1996, between the Company and EquiServe, as amended by the Amendment to Rights Agreement, dated as of July 30, 2000 (the "First Amendment"), between the Company and EquiServe, as amended by the Second Amendment to Rights Agreement, dated as of December 26, 2002 (the "Second Amendment"), between the Company and EquiServe (collectively, the "Rights Agreement"), in order to, among other things, amend the Rights Agreement to provide for the removal of EquiServe as rights agent and the appointment of Computershare as the new rights agent.

         The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 4 and is incorporated herein by reference, to the Rights Agreement, which was attached as Exhibit 4 to the Form 8-K filed by the Company on June 18, 1996 and is incorporated herein by reference, to the First Amendment, which was attached as Exhibit 2 to the Form 8-A/A filed by the Company on August 1, 2000 and is incorporated herein by reference, and to the Second Amendment, which was attached as Exhibit 3 to the Form 8-A/A filed by the Company on January 3, 2003 and is incorporated herein by reference.


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Item 2.  Exhibits.
         ---------

         Exhibit No.       Description
         -----------       -----------

         1. Form of Rights Agreement, dated as of July 1, 1996, between FPL Group, Inc. and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston) (filed as
                           Exhibit 4 to Form 8-K dated June 17, 1996 (File No. 1-8841) and incorporated by reference herein).

         2. Amendment to Rights Agreement, dated as of July 30, 2000, between FPL Group, Inc. and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston) as the Rights Agent (filed as Exhibit 2 to Form 8-A/A dated July 31, 2000 (File No. 1-8841) and incorporated by reference herein).

         3. Second Amendment to Rights Agreement, dated as of December 26, 2002, between FPL Group, Inc. and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston) as the Rights Agent (filed as Exhibit 3 to Form 8-A/A dated January 3, 2003 (File No. 1-8841) and incorporated by reference herein).

         4. Third Amendment to Rights Agreement, dated as of January 1, 2004, between FPL Group, Inc., Computershare Investor Services, LLC as the successor rights agent, and EquiServe Trust Company, N.A. as the predecessor rights agent (filed herewith).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  December 19, 2003              FPL GROUP, INC.



                                       By:   /s/ Dennis P. Coyle
                                          ------------------------------------
                                          Name:  Dennis P. Coyle
                                          Title: General Counsel and Secretary


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                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

4. Third Amendment to Rights Agreement, dated as of January 1, 2004, between FPL Group, Inc.,
                  Computershare Investor Services, LLC as the successor rights agent, and EquiServe Trust Company, N.A. as the predecessor rights agent (filed herewith).